PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ]  Confidential, for use of the
[x]  Definitive Proxy Statement           Commission only (as permitted
[ ]  Definitive Additional Materials      by Rule 14a-6(3)(1))
[ ]  Soliciting Materials Pursuant to Section 240.14a-11(c) or 240.14a-12



                 KASH N' KARRY FOOD STORES, INC.
          --------------------------------------------
           (Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(i)(2) or Item 22 of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)   Title of each class of securities to which transaction applies:
          Not applicable
     2) Aggregate number of securities to which transaction applies: Not applicable
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not applicable
     4)   Proposed maximum aggregate value of transaction:  Not applicable
     5)   Total fee paid:  Not applicable

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:  Not applicable
     2)   Form, Schedule or Registration Statement No.:  Not applicable
     3)   Filing Party:  Not applicable
     4)   Date Filed:  Not applicable

                 KASH N' KARRY FOOD STORES, INC.
                        6422 Harney Road
                      Tampa, Florida  33610

            Notice of Annual Meeting of Stockholders
                   to be held on December 6, 1995


To all Stockholders of Kash n' Karry Food Stores, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Stockholders of Kash n' Karry Food Stores, Inc. will be held at the Sheraton Inn Tampa, 7401 East Hillsborough Avenue, Tampa, Florida, at nine (9:00) o'clock A.M., Eastern Standard Time, on Wednesday,
December 6, 1995, for the following purposes:

     1.   to elect directors;

     2.   to ratify and approve the appointment of Coopers &
          Lybrand, L.L.P. as independent accountants for the fiscal years ended July 30, 1995 and July 28, 1996, respectively;

     3.   to ratify the 1995 Non-Employee Director Stock Option
          Plan adopted on March 9, 1995;

     4. to ratify the 1995 Key Employee Stock Option Plan adopted on March 9, 1995; and

     5. to transact such other business as may properly come before the meeting or any adjournment thereof.

     NOTICE IS FURTHER GIVEN that the Board of Directors has fixed November 10, 1995 as the record date, and only holders of the Company's Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof, but the stock transfer books will not be closed.


                         /s/ Raymond P. Springer
                         -----------------------------------
                         RAYMOND P. SPRINGER
                         Secretary



November 17, 1995





            PLEASE RETURN THE ENCLOSED PROXY PROMPTLY
                      KASH N' KARRY FOOD STORES, INC.
                             6422 Harney Road
                           Tampa, Florida  33610


                              PROXY STATEMENT
                                    for
                    Annual Meeting of the Stockholders
                      to be held at 9:00 a.m. E.S.T.
                            on December 6, 1995
                                  at the
                            Sheraton Inn Tampa
                        4701 E. Hillsborough Avenue
                              Tampa, Florida


            Approximate Date of First Mailing to Stockholders:
                             November 17, 1995


                            GENERAL INFORMATION

     The Board of Directors of Kash n' Karry Food Stores, Inc. (the "Company") solicits your proxy for use at the 1995 Annual Meeting of Stockholders of the Company to be held on December 6, 1995, and any adjournment thereof. A form of proxy is enclosed herewith.
All shares represented by proxies sent to the Company to be voted at the 1995 Annual Meeting will be voted if received in time. Any stockholder who executes and delivers the proxy may revoke it at any time prior to its use.

     The cost of soliciting the proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies by telephone, facsimile or personal interview. In addition, the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who are holders of record of shares of the Company's outstanding common stock (the "Common Stock") on the record date referred to below, pay their reasonable expenses for completing the mailing of copies of the Annual Report, of this Notice of Meeting and Proxy Statement, and of the enclosed form of proxy, to the beneficial owners of such shares of Common Stock.

                  VOTING SECURITIES OUTSTANDING

     Only holders of issued and outstanding shares of Common Stock of the Company of record at the close of business on November 10, 1995 are entitled to notice of, and to vote at, the meeting. Each stockholder is entitled to one vote per share held. The number of shares outstanding at November 10, 1995 was 4,649,943. A majority of the shares entitled to vote, and present in person or represented by proxy, shall constitute a quorum at the meeting.





                     PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of October 13, 1995, the name and address of each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, and, based on information supplied to the Company by such persons, the approximate number of shares and percentage owned by each:

                                              Number of
                                               Shares
Name and Address                               Owned      Percent
--------------------------------------      -----------   -------
American Express Company
  American Express Tower
  World Financial Center
  New York, NY  10285. . . . . . . . . .     972,000(1)     20.9%
American Express Financial Corporation
  IDS Tower 10
  Minneapolis, MN  55440 . . . . . . . .     972,000(1)     20.9
Green Equity Investors, L.P.
  333 S. Grand Avenue
  Suite 5400
  Los Angeles, CA  90071 . . . . . . . .   1,295,067(2)     27.7
IDS Extra Income Fund, Inc.
  IDS Tower 10
  Minneapolis, MN  55440 . . . . . . . .     822,430(1)     17.7
The Prudential Insurance Company of America
  Prudential Plaza
  Newark, NJ  07102-3777 . . . . . . . .     647,448(3)     13.9
PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, NY  10019. . . . . . . . . ..    553,601        11.9
------------------------------

(1) American Express Company, American Express Financial Corporation and IDS Extra Income Fund, Inc. share dispositive power over 822,430 shares, over which IDS Extra Income Fund, Inc. has sole voting power. American Express Company and American Express Financial Corporation also share dispositive power with IDS Bond Fund, Inc. over an additional 149,570 shares, over which IDS Bond Fund, Inc. has sole voting power. American Express Company has advised the Company that it disclaims beneficial ownership with respect to all 972,000 shares.

(2)  Includes 9,000 shares subject to an exercisable option.

(3) Includes 42,724 shares held by two wholly-owned subsidiaries of The Prudential Insurance Company of America.







               PROPOSAL 1 - ELECTION OF DIRECTORS


     Everett L. Buckardt, John G. Danhakl, John J. Delucca, Jennifer Holden Dunbar, Ben Evans, Thomas W. Harberts, Ronald E. Johnson, Robert Spiegel and Peter Zurkow have each been nominated to serve on the Board of Directors for a term of one year and until their successors are elected and qualified. Each nominee is currently a Director and has served continuously since becoming a Director. All nominees have indicated that they are willing and able to serve as Directors if elected. The nominees will be elected by a plurality of the votes of the shares entitled to vote, and present in person or represented by proxy at the meeting.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy, unless otherwise instructed, "FOR" the election of the nine persons named above as Directors of the Company. If any nominee should become unable to serve, or for good cause will not serve, the Proxies will be voted for the remaining nominees and, unless the size of the Board of Directors is reduced, may be voted for a substitute nominee designated by the Board of Directors.


         Biographical Information and Security Ownership of Directors and Executive Officers

     Certain information with respect to each of the directors and the executive officers listed in the Summary Compensation Table below relating to principal occupations and directorships, and the approximate number of shares of the Company's Common Stock beneficially owned by them, directly or indirectly, has been furnished to the Company by such directors and executive officers, and is set forth below.

Name, Age, Position with the Company,            Number of
    Principal Occupation for the Past             Shares  Percent
    Five Years, Directorships                     Owned     (1)
-----------------------------------------         -------  -----

Everett L. Buckardt, 62, Director since
  1995. 1991-present, Chairman and Chief
  Executive Officer of BEKS Investments,
  Inc.; 1993-1995, Chairman and Chief
  Executive Officer of Warehouse Club,
  Inc. (on February 3, 1995, Warehouse
  Club, Inc. filed a voluntary petition
  for reorganization under Chapter 11 of
  the U.S. Bankruptcy Code); 1959-1992,
  Sears Roebuck and Company (1988-1992,
  President of Sears Catalog and Direct
  Marketing Division) . . . . . . . . . . . .      4,500(2)   *





Richard D. Coleman, 41, Vice President
  and Controller since 1988 . . . . . . . . .      3,046(2)   *

John G. Danhakl, 39, Director since 1995.
  1995-present, General Partner of
  Leonard Green & Associates, L.P.;
  1990-1995, Managing Director of
  Donaldson, Lufkin & Jenrette Securities
  Corporation; also a Director of The
  Arden Group . . . . . . . . . . . . . . . .  1,295,067(3) 27.7%

John J. Delucca, 52, Director since 1995.
  1993-present, Senior Vice President
  and Treasurer of RJR Nabisco; 1991-
  1993, Managing Director and Chief
  Financial Officer of HASCO Associates,
  Inc.;  1990-1991, President and Chief
  Financial Officer of the Lexington
  Group; 1988-1990, Senior Vice President
  of Finance and Managing Director of the
  Trump Group; also a Director of Edison
  Controls Corp. and Enzo Biochem, Inc. . . .      4,500(2)   *

Jennifer Holden Dunbar, 32, Director
  since 1991.  1989-present, Leonard Green
  & Associates, L.P. (1994-present,
  General Partner; 1992-1994, Principal;
  1989-1992, Associate); also a Director
  of Big 5 Holdings Inc., UMC Corporation,
  Thrifty Payless, Inc., and Thrifty
  PayLess Holdings, Inc. . . . . . . . . . .   1,295,443(3) 27.7

Ben Evans, 66, Director since 1995.
  1989-present, Consultant to Ernst &
  Young; also a Director of Revco D.S.,
  Inc., Jamesway Corporation and
  Megafoods Stores, Inc. . . . . . . . . . . .     8,250(4)   *

Thomas W. Harberts, 51, Director since
  1995.  1994-present, President and
  Chief Executive Officer of Cub Foods;
  1970 to 1994, Byerly's (1989-1994,
  Chief Executive Officer) . . . . . . . . .       4,500(2)   *

Ronald E. Johnson, 45, Chairman of the
  Board, President and Chief Executive
  Officer since 1995.  1990-1995, Farm
  Fresh (1993-1995, Chief Operating
  Officer; 1990-1993, Senior Vice
  President of Store Operations) . . . . . . .    10,155(2)   *







Anthony R. Petrillo, 53, Former acting
  Chief Executive Officer.  1994-1995,
  Kash n' Karry Food Stores, Inc.;
  1991-1994, independent consultant;
  1989-1991, Executive Vice President
  of Riser Foods . . . . . . . . . . . . . .        --       --

Thomas A. Whipple, 51, Former Executive
  Vice President, Marketing.  1988-1995,
  Kash n' Karry Food Stores, Inc. . . . . . .       --       --

Robert Spiegel, 59, Director since 1995.
  Retired; 1984-1995, Chairman and Chief
  Executive Officer of RJR Drug
  Distributors; also a Director of Graham
  Field Health Products, Inc., Hoenig
  Group, Inc., and Drug Emporium, Inc. . . . .    19,500(4)   *

Raymond P. Springer, 45, Senior Vice
  President of Administration, Chief
  Financial Officer and Secretary since
  1995.  1988-1995, Executive Vice
  President of Administration, Chief
  Financial Officer . . . . . . . . . . . . .      9,139(2)   *

Peter Zurkow, 42, Director since 1995.
  1992-present, PaineWebber Incorporated
  (1995-present, Managing Director, High
  Yield Department); 1986-1992, Schroder
  Wertheim . . . . . . . . . . . . . . . . . .     4,500(2)   *

All Directors and Executive Officers
  as a group (14 persons) (2)-(4) . . . . . .  1,381,812    29.2%
------------------------------

*    Less than 1%

(1) Based on 4,726,562 shares of Common Stock outstanding, which includes 76,619 shares subject to exercisable options.

(2) The number of shares owned by Messrs. Buckardt, Coleman, Delucca, Harberts, Johnson, Springer, Zurkow and certain other executive officers not listed in the Summary Compensation Table, consists of shares that are subject to exercisable options granted under the Company's 1995 Non-Employee Director Stock Option Plan and 1995 Key Employee Stock Option Plan, as applicable.

(3)  Includes 1,295,067 shares owned by Green Equity Investors,
     L.P. (including 9,000 shares subject to an exercisable option), of which Leonard Green & Associates, L.P. ("LGA"), is the sole general partner. Ms. Dunbar may be deemed to be the





     beneficial owner of such shares by reason of her being the controlling shareholder of a General Partner of LGA, and Mr. Danhakl may be deemed to be the beneficial owner of such shares by reason of his being a General Partner of LGA.

(4) The number of shares owned by Messrs. Evans and Spiegel includes 4,500 shares each that are subject to exercisable options granted under the Company's 1995 Non-Employee Director Stock Option Plan.


         Certain Relationships and Related Transactions

     From August to December 1994, LGA performed financial advisory services for the Company in consideration for reimbursement of related out-of-pocket expenses. In December 1994, the Company completed a comprehensive financial restructuring pursuant to a confirmed "prepackaged" plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Restructuring"). As part of the Restructuring, on December 29, 1994 the Company entered into a Management Services Agreement with LGA. Pursuant to the Management Services Agreement, LGA agreed to provide to the Company management, consulting, financial planning and financial advisory services for a two year term, in consideration for an annual fee of $200,000. The amount of such fee was determined in the course of negotiations among LGA, the Company and an unofficial bondholders' committee during the Restructuring. LGA is not required to spend a fixed number of hours of service to the Company pursuant to the Management Services Agreement. During fiscal 1995, the Company paid a total of $117,000 to LGA, representing the annual fee under the Management Services Agreement, prorated for the portion of the fiscal year subsequent to December 29, 1994. During the same period, LGA expended approximately fifty hours of service to the Company pursuant to the Management Services Agreement and the pre-existing relationship.

     LGA is the sole general partner of Green Equity Investors, L.P., which owned approximately 60.9% of the Company's outstanding Common Stock immediately prior to the consummation of the Restructuring, and which owned approximately 27.7% of the Company's outstanding Common Stock as of October 13, 1995. Jennifer Holden Dunbar, who is a director of the Company, is the controlling shareholder of a General Partner of LGA, and John G. Danhakl, also a director of the Company, is a General Partner of LGA.

     From time to time, PaineWebber Incorporated provides financial advisory services to the Company. As of October 13, 1995, PaineWebber Incorporated owned approximately 11.9% of the outstanding Common Stock of the Company. See "Principal
Stockholders." Peter Zurkow, who is a director of the Company, is a Managing Director of the High Yield Department of PaineWebber
Incorporated.






     Donaldson, Lufkin & Jenrette ("DLJ") provided investment banking services to the Company in connection with the Restructuring. Prior to March 1995, John G. Danhakl, a Director of the Company, was a Managing Director of DLJ.


              Meetings of the Board and Committees

     In conjunction with the consummation of the Restructuring, the Company's Board of Directors was reconstituted in December 1994.
As of December 29, 1994, all of the former Directors resigned, except for Jennifer Holden Dunbar and Christopher V. Walker, and Everett L. Buckardt, John J. Delucca, Ben Evans, Thomas W. Harberts, Anthony R. Petrillo, Robert Spiegel and Peter Zurkow were appointed to succeed the resigning Directors. Each of those Directors was selected pursuant to an understanding among the Company, Green Equity Investors, L.P. and an unofficial bondholders committee. On March 9, 1995, Mr. Petrillo resigned as a Director and the remaining Directors appointed Ronald E. Johnson to succeed him. On July 7, 1995, Mr. Walker resigned as a Director in conjunction with his resignation as a General Partner of LGA, and on August 18, 1995, the remaining Directors appointed John G. Danhakl to succeed Mr. Walker.

     During the fiscal year ended July 30, 1995, the Board of Directors held five regular meetings and three special meetings. Each Director attended at least 75% of the total number of meetings held by the Board, and all Board committees on which such Director served, during such Director's tenure on the Board.

     Since January 17, 1995, the Board of Directors of the Company has had standing audit, compensation and nominating committees.

     The Audit Committee is composed of Ms. Jennifer Holden Dunbar and Messrs. Everett L. Buckardt, Ben Evans and Thomas W. Harberts. The Audit Committee reviews the scope and results of the audit by independent auditors, approves the type of non-audit services performed by independent auditors, and makes recommendations as to the selection of independent auditors. It also reviews the scope of internal audits, systems of internal controls, and accounting policies and procedures.

     The Compensation Committee is composed of Ms. Jennifer Holden Dunbar and Messrs. Ben Evans and Peter Zurkow. The Compensation Committee determines the compensation payable to executive officers and other key employees of the Company and makes recommendations to the Board of Directors with respect to compensation plans applicable to employees of the Company. Members of the Compensation Committee also serve on the Stock Option Committee.

     The Nominating Committee is composed of Ms. Jennifer Holden
Dunbar and Messrs. Ben Evans and Peter Zurkow.  The Nominating





Committee recommends qualified candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Stockholders desiring to suggest nominees for Directors may do so by submitting names in writing to the Secretary of the Company, together with biographical data and qualifications of the nominees.


        Compliance with Section 16(a) of the Exchange Act

     The Company's Common Stock first became registered under
Section 12(g) of the Securities Exchange Act of 1934 in December 1994, and its confirmed Plan of Reorganization was consummated on December 29, 1994. Pursuant to the confirmed Plan of Reorganization, on December 29, 1994 the Board of Directors of the Company was reconstituted, the then outstanding Common Stock was cancelled, and new Common Stock was issued to the former holders of the Company's $105.0 million 14% Subordinated Debentures due 2001 and to Green Equity Investors, L.P. The then officers and directors of the Company, Green Equity Investors, L.P. and PaineWebber Incorporated each filed a Form 3 during the fiscal year ended July 30, 1995, but after the due date thereof. To the knowledge of the Company, The Prudential Insurance Company of America and IDS Extra Income Fund, Inc. each beneficially own 10% or more of the Company's Common Stock, but did not file a Form 3 during the fiscal year ended July 30, 1995.

     Except as set forth above, the Company is not aware of any failure by any person who, at any time during the fiscal year ended July 30, 1995, was a director or officer of the Company, or the beneficial owner of 10% or more of its Common Stock, to file on a timely basis reports required by Section 16(a) of the Exchange Act during such fiscal year.


        Compensation of Directors and Executive Officers

     Compensation of Directors

     Each Director receives $12,500 per year (payable quarterly), plus $2,500 for each Board meeting, and $1,000 for each meeting of a committee to which such Director is a member, not held on the same day as a Board meeting. In addition, each Director is reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with attending such meetings in person. The cash compensation payable to Directors affiliated with LGA is credited against the annual management fee payable to LGA. See "Certain Relationships and Related Transactions." As of October 13, 1995, Ms. Dunbar and Mr. Danhakl were the only directors affiliated with LGA. Directors who are also employees are not paid an annual Director fee or a fee for attending meetings.






     In March 1995, the Company adopted the 1995 Non-Employee Director Stock Option Plan, pursuant to which it granted to certain of its Directors options to purchase a total amount of 54,000 shares of Common Stock. On the same date, in lieu of granting options to the Directors affiliated with LGA, the Company granted to Green Equity Investors, L.P. options to purchase 18,000 shares of Common Stock. See "Proposal 3 - Ratification of 1995 Non-Employee Director Stock Option Plan."


     Compensation of Executive Officers

     Summary Compensation Table

     The following table sets forth compensation for the fiscal years ended July 30, 1995, July 31, 1994 and August 1, 1993, respectively, awarded to, earned by, or paid to the Chief Executive Officer and the acting Chief Executive Officer of the Company during the fiscal year ended July 30, 1995, the most highly compensated executive officers of the Company, other than the Chief Executive Officer, who were serving as such as of July 30, 1995 (excluding executive officers whose total annual salary and bonus for the fiscal year ended July 30, 1995 did not exceed $100,000), and the individuals who would have been among that group but for the fact that they no longer served as executive officers of the Company as of July 30, 1995 (collectively, the "Named Executive Officers"):
                                                  Long-
                                                  Term
                                                 Compen-
                                                 sation
                                                 Awards
                                                 ------
                                                 No. of
                                                 Secur-   All
                             Annual Compensation ities    Other
Name and                      ------------------ Under-   Compen-
Principal                      Salary    Bonus   lying    sation
Position                 Year   (1)       (1)    Options    (2)
----------------------   ---- -------- --------- ------  --------

Anthony R. Petrillo(3)   1995 $454,000 $   --     --     $200,000
  Former Acting Chief    1994    --        --     --         --
  Executive Officer      1993    --        --     --         --

Ronald E. Johnson(4)     1995 $167,691 $ 84,144  50,773  $ 49,355
  Chairman of the Board, 1994    --        --     --         --
  President, and Chief   1993    --        --     --         --
  Executive Officer








           Continuation of Summary Compensation Table

Raymond P. Springer      1995 $181,046 $100,000  45,696  $ 10,394
  Senior Vice President, 1994  177,298     --      --      11,910
  Administration, and    1993  131,233   15,000    --      51,832
  Secretary

Thomas A. Whipple(5)     1995 $117,040 $   --      --    $270,820
  Former Executive       1994  118,331     --      --       3,073
  Vice President,        1993   60,923     --      --         787
  Marketing

Richard D. Coleman       1995 $106,701 $ 40,000  15,232  $  3,016
  Vice President,        1994  100,000     --       --      2,574
  Controller             1993   95,481    5,000     --      6,682
----------------------

(1) Includes amounts deferred at the election of the Named Executive Officers under the Company's Retirement Estates 401(k) Plan (the "KKRE"), a trusteed defined contribution plan, its nonqualified unfunded supplemental salary deferral plan (the "KESP"), and its nonqualified unfunded bonus deferral compensation plan.

(2) Information provided for 1995 represents: (i) an exit bonus paid to Mr. Petrillo in the amount of $200,000; (ii) matching contributions by the Company under its KKRE for the benefit of Messrs. Springer, Whipple and Coleman in the amounts of $1,365, $820 and $814, respectively, (iii) matching allocations by the Company under its KESP for the benefit of Messrs. Johnson, Springer and Coleman in the amounts of $4,313, $8,412 and $1,688, respectively, (iv) above-market interest recorded by the Company under its KESP for the benefit of Messrs. Johnson, Springer and Coleman in the amounts of $42, $1,162 and $514, respectively, (v) a signing bonus paid to Mr. Johnson in the amount of $45,000, and
     (vi) severance payments to Mr. Whipple in the amount of $270,000.

(3) Anthony R. Petrillo served as acting Chairman of the Board, acting President and acting Chief Executive Officer from August 1, 1994 to January 31, 1995, and as a consultant to the Company from January 31, 1995 through July 30, 1995.

(4) Ronald E. Johnson joined the Company as Chairman of the Board, President and Chief Executive Officer effective as of January 31, 1995.

(5)  Thomas A. Whipple resigned in March 1995.









     Pending Severance Claim by Former Chief Executive Officer

     On December 30, 1994, the Company's former chief executive officer, Ronald J. Floto, filed a proof of claim in the Company's bankruptcy proceeding seeking payments allegedly owed to him in connection with his severance from the Company. Mr. Floto's claim seeks benefits allegedly owed to him in connection with his severance from the Company under certain employee benefit plans (the "Floto Agreements") and other compensation agreements between Mr. Floto and the Company. The total principal amount of Mr. Floto's claim is less than $1.5 million.

     On March 9, 1995, the Board of Directors of the Company appointed a committee to act as Plan Administrator under the Floto Agreements (the "Plan Administration Committee"). In response to the Company's objection to the proof of claim, on May 18, 1995, the bankruptcy judge entered an order holding Mr. Floto's claims in abeyance pending exhaustion of the claims review procedure set forth in the Floto Agreements. On June 9, 1995 the Plan Administration Committee rendered its written determination denying benefits to Mr. Floto. Mr. Floto waived his right to seek a review by the Plan Administration Committee of its decision, and referred his claim back to the bankruptcy court for final determination.

     Stock Option Grants in Last Fiscal Year

     In March 1995, the Board of Directors adopted a Key Employee Stock Option Plan (the "Key Employee Plan"). See "Proposal 4 - Ratification of 1995 Key Employee Stock Option Plan." The following table sets forth certain information with respect to options granted pursuant to the Key Employee Plan to the Named Executive Officers during the 1995 fiscal year:

                    % of Total
                      Options
           Number of  Granted
          Securities  to Em-                Potential Realizable
              Under-  ployees      Expira-    Value at Assumed
              Lying     in   Exer-  tion    Annual Rates of Stock
             Options  Fiscal cise   Date     Price Appreciation
             Granted   Year  Price   in        for Option Term
Name            (#)     (1) ($/Sh)  2005     0%       5%      10%
-------------  ------  ----  -----  ---- -------- -------- --------
A.R. Petrillo     --    --% $--    --   $   --   $   --   $   --
R.E. Johnson   50,773  20.4   10    3/8   118,301  192,831  306,400
R.P. Springer  45,696  18.4   10    3/8   106,472  173,549  275,762
T.A. Whipple      --    --   --    --       --       --       --
R.D. Coleman   15,232   6.1   22   7/27    11,424   18,621   29,588
-------------
(1) Determined without regard to options to purchase 30,463 shares granted to a former executive officer of the Company, which lapsed in June 1995 prior to vesting.






     Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year End Option Values

     None of the options granted under the Key Employee Plan were exercised during the 1995 fiscal year. The following table sets forth information concerning the value of the unexercised options granted under the Key Employee Plan held by the Named Executive Officers as of July 30, 1995:

                            Number of
                            Securities         Value of
                            Underlying         Unexercised
                            Unexercised        In-the-Money
                            Options at         Options at
                            Fiscal Year End    Fiscal Year End(1)

                            Exercisable/       Exercisable/
Name                        Unexercisable      Unexercisable
--------------------        --------------     -----------------
Anthony R. Petrillo. . . . .   --  /  --       $   --  /$   --
Ronald E. Johnson. . . . . . 10,155/40,618      129,476/ 517,880
Raymond P. Springer. . . . .  9,139/36,557      116,522/ 466,102
Thomas A. Whipple. . . . . .   --  /  --           --  /    --
Richard D. Coleman . . . . .  3,046/12,186        2,285/   9,139
------------------

(1) As of July 30, 1995, the average of the high ask and low bid prices of the underlying Common Stock was $22.75 per share, as reported on the Nasdaq Small Cap Market.

     Employment Contracts and Termination of Employment and Change-of-Control Arrangements

     Ronald E. Johnson entered into an employment agreement with the Company for a three-year term commencing in January 1995. Under the employment agreement, the Company agreed to pay to Mr. Johnson a base salary of $325,000 and to allow him to participate proportionally in all fringe benefit plans available to the most senior executive officers of the Company from time to time during the term. Employment under the agreement may be terminated for cause or without cause in certain circumstances (as defined therein), including Mr. Johnson's death or disability. Upon a termination without cause, Mr. Johnson is entitled to continuation of salary and, in certain circumstances, benefits and bonus, through the term of the employment agreement. Mr. Johnson's agreement also provides that options granted to him under the Key Employee Plan will become fully vested upon a termination of his employment without cause. The agreement contains certain requirements of noncompetition, including a requirement of noncompetition for a period of one year following a termination of employment, other than a termination without cause.






     The Company has severance pay agreements with Raymond P. Springer and Richard D. Coleman, and with certain other key employees who are not executive officers of the Company. The severance pay agreements provide, among other things, that if the employee is terminated without Cause (as defined therein) in connection with a Change of Control (as defined therein) then such employee will be entitled to payment based on a certain percentage of that employee's annual compensation. In the case of Mr. Springer and Mr. Coleman, the severance payment is based on 100% of their respective annual compensation (approximately $270,000 in the case of Mr. Springer, and approximately $149,500 in the case of Mr. Coleman). In the case of the non-executive officers, the severance payment is based on 50% of their respective annual compensation.

     The Company maintains the Kash n' Karry Retirement Estates ("KKRE"), a trusteed defined contribution retirement plan. KKRE is a tax savings/profit sharing plan maintained for the purpose of providing retirement income for eligible employees of the Company. KKRE is qualified under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended. Generally, all employees who have attained the age of 21 years and complete one year of participation service (as defined under KKRE) are eligible to participate in KKRE. During the 1995 fiscal year, Messrs. Springer, Whipple and Coleman were the only Named Executive Officers who participated in KKRE.

     Certain members of senior management and other key employees participate in the Kash n' Karry Executive Supplemental Retirement Plan ("KESP"), a non-qualified, unfunded salary deferral plan. During the 1995 fiscal year, Messrs. Johnson, Springer and Coleman were the only Named Executive Officers who participated in KESP. Prior to the beginning of each plan year, a participant may elect to defer an amount not to exceed 15% of such participant's annual base compensation (as defined under KESP). The Company matches a certain portion of the amount deferred by the participant, but the amount of the match may not exceed 6% of such participant's annual base compensation. The Company records income to the participant's account at an annual rate as determined by the Board of Directors, but the rate of such income shall not be less than 8% per annum. The vested percentage of the amounts recorded in the participant's account will be paid to the participant upon the earlier of: (i) such participant's death, disability, retirement or other separation of service from the Company; (ii) the date the Plan is terminated; or (iii) the date that a change in control occurs (as defined under KESP).

     Certain members of senior management and other key employees also participate in the Company's Bonus Deferral Compensation Plan, a non-qualified, unfunded salary deferral plan. During the 1995 fiscal year, Messrs. Springer and Coleman were the only Named Executive Officers who participated in the Bonus Deferral Compensation Plan. Prior to the end of each plan year, and at





least 30 days prior to the actual date of the ascertainment and grant of bonus compensation to a participant, a participant may elect to defer a portion of the bonus compensation payable to such participant for the plan year. The Company records income to the participant's account at an annual rate as determined by the Board of Directors, but the rate of such income shall not be less than 8% per annum. The amounts recorded in the participant's account will be paid to the participant upon the earlier of: (i) such participant's death, disability, retirement or other separation of service from the Company; (ii) the date the plan is terminated; or
(iii) the occurrence of an unforeseeable emergency (as defined therein) with respect to a participant.

     Compensation Committee Interlocks and Insider Participation

     The Board of Directors has established a Compensation Committee and a Stock Option Committee. The Compensation Committee approves compensation payable to the executive officers and the Stock Option Committee administers the Company's stock option plans. Currently, Jennifer Holden Dunbar, Ben Evans and Peter Zurkow comprise both such committees.

     Ms. Dunbar is the controlling shareholder of a General Partner of LGA. LGA is the general partner of Green Equity Investors, L.P., which owned approximately 27.7% of the Company's Common Stock as of October 13, 1995. See "Principal Stockholders."

     From August to December 1994, LGA performed financial advisory services to the Company in consideration for reimbursement of related out-of-pocket expenses. As part of the Restructuring, on December 29, 1994 the Company entered into a Management Services Agreement with LGA. Pursuant to the Management Services Agreement, LGA agreed to provide to the Company management, consulting, financial planning and financial advisory services for a two year term, in consideration for an annual fee of $200,000. The amount of such fee was determined in the course of negotiations among LGA, the Company and an unofficial bondholders' committee during the Restructuring. LGA is not required to spend a fixed number of hours of service to the Company pursuant to the Management Services Agreement. During fiscal 1995, the Company paid a total of $117,000 to LGA, representing the annual fee under the Management Services Agreement, prorated for the portion of the fiscal year subsequent to December 29, 1994. During the same period, LGA expended approximately fifty hours of service to the Company pursuant to the Management Services Agreement and the pre-existing relationship.

     Mr. Zurkow is a Managing Director of the High Yield Department of PaineWebber Incorporated. From time to time, PaineWebber
Incorporated provides financial advisory services to the Company.
As of October 13, 1995, PaineWebber Incorporated owned approximately 11.9% of the outstanding Common Stock of the Company. See "Principal Stockholders."





  Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Company, whose members are listed below, is composed entirely of non-employee Directors. Actions by the Compensation Committee are reported to the Board of Directors and, in appropriate cases, ratified by the Board prior to implementation. The Company's policy with respect to executive compensation has been designed to: attract and retain qualified persons to serve as executive officers of the Company; adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry; reward executive officers for the achievement of short-term operating goals; and align the interests of executive officers with those of the Company's stockholders with respect to short-term and long-term operating results.

     The primary components of compensation paid by the Company to its executive officers are base salary, annual incentive compensation, and stock options. The relationship of each component is discussed below.

     Base Salary. The base salary component of executive compensation is designed to reflect the overall responsibility, the position's risk/reward profile, market place salary trends and the performance of the incumbent within the position. Each year the Compensation Committee reviews and approves the base salaries to be paid by the Company during the following year to members of senior management, based on recommendations proposed by the Chief Executive Officer. Annual adjustments to base salaries are determined based on a number of factors, including the Company's performance and the executives' contributions to the Company's performance. As is typical for most companies, payment of base salary amounts generally is not conditioned upon the achievement of any specific pre-determined performance targets.

     Annual Incentive Compensation. The annual incentive compensation component of executive compensation consists of a cash bonus, with award opportunities tied to the position's potential contribution to performance against predetermined performance goals. The performance goals, which are adjusted annually, consist of an objective portion based on the Company's performance in relation to annual budgets approved by the Board of Directors, and a subjective portion based on the individual's achievement of personal development and customer service goals determined by the individual and his or her supervisor. An additional bonus may be granted to an executive officer for exceptional services to the Company as approved by the Compensation Committee.

     Stock Options.  In early 1995, the Company engaged Houlihan,
Lokey, Howard & Zukin to recommend a stock option plan to align the





interests of the key employees with those of the Company's stockholders with respect to short-term and long-term operating results. Based upon the report issued by Houlihan, Lokey, the Board of Directors adopted the 1995 Key Employee Stock Option Plan, pursuant to which options to purchase common stock of the Company may be granted to certain key employees, including executive officers. The Stock Option Committee (whose members consist of the members of the Compensation Committee) has the discretion to set the exercise price of options granted under the plan. During fiscal 1995, options to purchase a total of 248,787 shares of common stock were granted to key employees, of which options to purchase a total of 203,090 shares were granted to incumbent executive officers. The average exercise price per share of options granted in 1995 was $14.41. The options vest 20% per year over a five year period.

     Other Components of Executive Compensation. In addition to the base salary, annual incentive compensation, and stock options, the Company's executive officers are eligible to participate in its 401(k) plan (upon their attainment of one year of service to the Company), its unfunded nonqualified supplemental retirement plan, its unfunded nonqualified bonus compensation deferral plan, and certain other employee benefit plans offered to employees of the Company generally. Each of the executive officers are also entitled to automobile allowances and other perquisites. To encourage the retention of executive officers, several of them participate in a severance pay plan adopted in 1994, which provides certain benefits to the participants in the event that their employment is terminated within a certain period of time before or after a change of control of the Company. Several other executive officers, including the Chief Executive Officer, are parties to employment agreements having terms expiring in January 1998, which provide for salary continuation through the end of the term in the event their employment is terminated without cause.

     CEO Compensation.  The compensation of the Chief Executive
Officer for the last fiscal year was based on the foregoing factors, taking into consideration his unique role in transitioning the Company through the post-Restructuring period.

     Tax Deductibility of Executive Compensation. Legislation enacted in 1993 imposes new limits on the tax deductibility of executive compensation. The Compensation Committee's policy is to maximize the tax deductibility of executive compensation to the extent consistent with its responsibility to effectively compensate executives based on performance.

     This report is submitted by the members of the Compensation
Committee:

                              Members of the Compensation Committee
                              -------------------------------------
                              Jennifer Holden Dunbar
                              Ben Evans
                              Peter Zurkow



                     Stock Performance Graph

     The following graph provides a comparison of the seven month cumulative total return for the Company, the Russell 2000 Index, and a peer group of five companies.(1) The comparison covers the period from the effective date of the Company's financial restructuring pursuant to its confirmed plan of reorganization (December 29, 1994) through and including the last trading day of the Company's fiscal year ended July 30, 1995 (July 28, 1995). The comparison assumes that $100 was invested at the beginning of the period, and also assumes reinvestment of dividends.


                     Seven Month Comparison

                         [Graph omitted]

                                   Measurement
                                      Point
                                     12/29/94      7/28/95
                                   -----------    ---------
Kash n' Karry Food Stores, Inc.      $100.00       $227.50
Russell 2000 Index                    100.00        121.22
Peer Group(1)                         100.00        116.61


(1)  The selected peer group consists of the following companies:
     Eagle Food Centers, Buttrey Food and Drug Co., Delchamps,
     Inc., Marsh Supermarkets, Inc. and Ingles Markets.




























    PROPOSAL 2 - RATIFICATION AND APPROVAL OF APPOINTMENT OF
                 INDEPENDENT PUBLIC ACCOUNTANTS


     Action is to be taken at the Annual Meeting with respect to the ratification and approval of the appointment by the Board of Directors of the Company of Coopers & Lybrand, L.L.P. as independent public accountants to audit the books of the Company for the fiscal years ended July 30, 1995 and July 28, 1996, respectively. Proposal 2 will be adopted if it is approved by a majority of the shares entitled to vote at the meeting, present in person or represented by proxy.

     Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy, unless otherwise instructed, "FOR"
Proposal 2.


            Changes in Accountants from Prior Periods

     On February 17, 1995, the Company engaged Coopers & Lybrand, L.L.P. as the principal accountants to audit the Company's financial statements for the fiscal year ending July 30, 1995, and dismissed KPMG Peat Marwick LLP ("KPMG"). The Company did not consult with Coopers & Lybrand, L.L.P. regarding accounting advice prior to its engagement.

     KPMG had been engaged since 1988 as the principal accountants to audit the Company's financial statements. KPMG's report on the financial statements of the Company as of July 31, 1994 and for the 52 weeks ended July 31, 1994 and August 1, 1993 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report contained a separate paragraph stating that "Kash n' Karry Food Stores, Inc. has suffered recurring losses from operations and has a net capital deficiency. As discussed in note 1 to the financial statements, Kash n' Karry Food Stores, Inc. filed a pre-packaged petition under Chapter 11 of the United States Bankruptcy Code on November 9, 1994 and these matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty." The Company's plan of reorganization was approved by the bankruptcy court on December 12, 1994 and became effective on December 29, 1994.







     The decision to change accountants was approved by the Board of Directors of the Company. During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report. Also, during the aforementioned period, there occurred no "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K of the Commission.


                  PROPOSAL 3 - RATIFICATION OF
          1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                        The Director Plan

     On March 9, 1995, the Board of Directors adopted the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). The primary purpose of the Director Plan is to enable the Company to retain the experienced and knowledgeable non-employee Directors whose initial election to the Board became effective upon or after consummation of the Company's Restructuring on December 29, 1994. Pursuant to the Director Plan, the Company may grant options to purchase up to 54,000 shares of Common Stock to eligible Directors. Directors who are also employees of or consultants to the Company are not eligible to participate in the Director Plan. The Director Plan is administered by the Stock Option Committee of the Board of Directors, and expires on March 8, 2005.

                         Initial Grants

     The Director Plan provides for a one-time grant to each eligible Director serving in such capacity on March 9, 1995 of options to purchase 4,500 shares of Common Stock for $10.00 per share, vesting on July 30, 1995, and options to purchase an additional 4,500 shares of Common Stock for $13.33 per share, vesting on July 28, 1996. Options to purchase a total of 54,000 shares of Common Stock were granted to eligible Directors on March 9, 1995. All of such options expire on March 8, 2005, or earlier upon the occurrence of certain events. If any options granted under the Director Plan lapse by reason of the voluntary termination (as defined therein) with respect to an optionee, the Stock Option Committee has the discretion to grant subsequent options to eligible Directors elected to fill the vacancy left by the participant who caused the voluntary termination, and to determine the number of options to be granted to a succeeding Director, the exercise price per share, and the vesting schedule applicable to such option grant.







     The following table sets forth the option awards made to eligible Directors during the fiscal year ended July 30, 1995:


                         Level One Grants(1)  Level Two Grants(2)
                         -------------------  -------------------
                                   Exercise            Exercise
                         No. of    Price Per  No. of   Price Per
Optionee                 Shares    Share ($)  Shares   Share ($)
----------------------   ------    ---------  ------   ---------
Everett L. Buckardt      4,500      $10.00    4,500     $13.33
John J. Delucca          4,500      $10.00    4,500     $13.33
Ben Evans                4,500      $10.00    4,500     $13.33
Thomas W. Harberts       4,500      $10.00    4,500     $13.33
Robert Spiegel           4,500      $10.00    4,500     $13.33
Peter Zurkow             4,500      $10.00    4,500     $13.33
---------------------

(1)  Level One Grants vested on July 30, 1995.

(2)  Level Two Grants vest on July 28, 1996.


                          Other Options

     On the same date, in lieu of granting options under the Director Plan to the two Directors affiliated with LGA, the Company granted to Green Equity Investors, L.P. ("GEI") options to purchase 9,000 shares of Common Stock for $10.00 per share, vesting on July 30, 1995, and options to purchase an additional 9,000 shares of Common Stock for $13.33 per share, vesting on July 28, 1996. GEI is a principal stockholder of the Company. See "Principal Stockholders." The terms of the options granted to GEI are substantially the same as the terms of the options granted under the Director Plan.


                        Tax Consequences

     The options granted under the Director Plan are nonqualified stock options for Federal income tax purposes. Accordingly, the grant of an option under the Director Plan has no tax consequences for either the optionee or the Company. Upon the exercise of options granted under the Director Plan, the optionees will realize ordinary income in an amount equal to the excess of (a) the fair market value (on the later of the exercise date, or six months after the date of grant) of the underlying shares of Common Stock acquired over (b) the exercise price. The Company will be entitled a deduction in an amount equal to the amount included as ordinary income by the optionee.








                         Stock Valuation

     As of October 13, 1995, the average of the high ask and low bid prices of the underlying Common Stock was $23.75 per share, as reported on the Nasdaq Small Cap Market.


                 Required Vote for Ratification


     The Director Plan is effective in accordance with its terms upon approval by the Board of Directors. If the holders of a majority of the outstanding shares of Common Stock entitled to vote, and present in person or represented by proxy, vote in favor of the ratification of the Director Plan, the Director Plan shall be deemed to have been ratified by the stockholders. For purposes of determining whether Proposal 3 has been adopted, abstentions will be counted as votes against the proposal, and broker nonvotes will not be counted in determining the number of shares entitled to vote and present in person or represented by proxy.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy, unless otherwise instructed, "FOR"
Proposal 3.



PROPOSAL 4 - RATIFICATION OF 1995 KEY EMPLOYEE STOCK OPTION PLAN


                      The Key Employee Plan

     On March 9, 1995, the Board of Directors adopted a Key Employee Stock Option Plan (the "Key Employee Plan"), which is administered by the Stock Option Committee of the Board of
Directors.   Pursuant to the Key Employee Plan, the Company may
grant options to purchase up to 355,419 shares of Common Stock to key employees of the Company designated by the Stock Option Committee from time to time. The Stock Option Committee has the discretion to determine the number of options to be granted to an eligible participant, the exercise price per share, whether the options will be non-qualified stock options or incentive stock options, and the vesting schedule applicable to a given option grant. The Key Employee Plan expires on March 9, 2005.

                         Initial Options

     During the fiscal year ended July 30, 1995, the Stock Option Committee granted to a total of ten key employees of the Company (including seven executive officers) options to purchase the aggregate amount of 279,249 shares of Common Stock under the Key






Employee Plan (the "Initial Options"), of which options to purchase 30,463 shares of Common Stock lapsed prior to vesting.

     The table below separately states the number of Initial
Options, and the exercise price per share, granted to the following persons:


                                   No. of Shares       Exercise
                                   Underlying          Price
                                   Initial Options     Per Share
Name and Position                  Granted (#)            ($)
------------------------------     ---------------     ---------
Anthony R. Petrillo
  Former Chief Executive Officer        --              $ --

Ronald E. Johnson
  Chairman of the Board, President
  and Chief Executive Officer         50,773             10.00

Raymond P. Springer
  Senior Vice President of
  Administration, Chief
  Financial Officer, Secretary        45,696             10.00

Thomas A. Whipple
  Former Executive Vice President
  of Marketing                          --                --

Richard D. Coleman
  Vice President, Controller          15,232             22.00

All current executive officers as
  as group (6 persons)               203,090             12.70(1)

All employees, including all
  current officers who are not
  executive officers (9 persons)(2)  248,787             14.41(1)

--------------------

(1)  Average exercise price.

(2) Determined without regard to options to purchase 30,463 shares granted to a former executive officer of the Company, which lapsed in June 1995 prior to vesting.

     The Initial Options vest in serial increments in the amount of 20% per year, on the last day of each of the 1995, 1996, 1997, 1998 and 1999 fiscal years of the Company. However, upon the occurrence of a Merger Event or a Change of Control (as defined in the Key Employee Plan), the Initial Options become 100% vested. In





addition, upon the termination of Ronald E. Johnson's employment
Without Cause (as defined in his employment agreement), all of Mr. Johnson's Initial Options become 100% vested.

     The Initial Options expire, to the extent not exercised, on the tenth anniversary of the date of grant. However, upon termination of an optionee's employment with the Company, all unvested Initial Options lapse, and all vested Initial Options expire 180 days after the termination of employment, if such termination is due to the death, disability or retirement of the optionee, or 45 days after the termination of employment, if such termination is due to any other reason, other than a termination for cause. If a termination for cause occurs, all vested and unvested Initial Options expire immediately.


                        Tax Consequences

     The Initial Options are nonqualified stock options for Federal income tax purposes. Accordingly, the grant of the Initial Options had no tax consequences for either the optionee or the Company. Upon the exercise of the Initial Options, the optionees will realize ordinary income in an amount equal to the excess of (a) the fair market value (on the exercise date, or, in the case of optionees whose sale of the underlying Common Stock at a profit could subject such optionees to suit under section 16(b) of the Securities Exchange Act of 1934, the later of the exercise date, or six months after the date of grant) of the underlying shares of Common Stock acquired over (b) the exercise price. The Company will be entitled a deduction in an amount equal to the amount included as ordinary income by the optionee.


                         Stock Valuation

     As of October 13, 1995, the average of the high ask and low bid prices of the underlying Common Stock was $23.75 per share, as reported on the Nasdaq Small Cap Market.


             Required Vote for Stockholder Approval


     The affirmative vote of the holders of a majority of the Common Stock entitled to vote, and present in person or represented by proxy, is required to approve or ratify the acts of the Board of Directors in adopting the Key Employee Plan and all actions taken by the Stock Option Committee in granting options, including the Initial Options, thereunder. For purposes of determining whether Proposal 4 has been adopted, abstentions will be counted as votes against the proposal, and broker nonvotes will not be counted in






determining the number of shares entitled to vote and present in person or represented by proxy.

     If the holders of a majority of the Common Stock entitled to vote, and present in person or represented by proxy, vote in favor of the Key Employee Plan, then the same shall be deemed to have been approved by the stockholders. In the event that the affirmative vote of a majority of such shares is not obtained, the Key Employee Plan and the Initial Options shall become null and void, except to the extent otherwise determined by the Board of Directors.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy, unless otherwise instructed, "FOR"
Proposal 4.

                    PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received at the Company's executive offices prior to July 31, 1996 for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting.

         OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     At the date of this Proxy Statement, the Board of Directors knows of no other matter other than the matters described herein that will be presented for consideration at the meeting. However, if any other business shall properly come before the meeting, all proxies signed and returned by stockholders will be voted in accordance with the best judgment of the persons voting the proxies.

                  ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report of the Company to its stockholders for the fiscal year ended July 30, 1995 is being mailed with this Proxy Statement to the stockholders entitled to vote at the Annual Meeting. Copies of the Company's audited financial statements for such fiscal year are included in such Annual Report.

                              By order of the Board of Directors:


                              /s/ Raymond P. Springer
                              -----------------------------------
                              Raymond P. Springer
                              Secretary

Dated:  November 17, 1995

                                 APPENDIX


Stock Performance Graph: Page 19 of the paper format version of the foregoing document contains graphical material which is omitted from the electronic version in reliance upon section 232.304 of Regulation S-T.

                         A description of the omitted graphical material is set forth on page 17 hereof.

                                   PROXY CARD
KASH N' KARRY FOOD STORES, INC.
6422 Harney Road
Tampa, Florida 33610

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Ronald E. Johnson and Raymond P. Springer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to vote as designated below, all the shares of Common Stock of Kash n' Karry Food Stores, Inc. held of record by the undersigned on November 10, 1995 at the annual meeting of stockholders to be held on December 6, 1995 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   FOR all nominees listed below                    WITHHOLD AUTHORITY
   (except as marked to the contrary below) [  ]    to vote for all nominees
                                                    listed below [  ]
   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

   Everett L. Buckardt        Jennifer Holden Dunbar       Ronald E. Johnson
   John G. Danhakl            Ben Evans                    Robert Spiegel
   John J. Delucca            Thomas W. Harberts           Peter Zurkow

2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P. as independent auditors

       [  ] FOR                [  ] AGAINST                 [  ]  ABSTAIN

3. PROPOSAL TO RATIFY THE ADOPTION OF A NON-EMPLOYEE DIRECTOR STOCK OPTION
   PLAN

       [  ] FOR                [  ] AGAINST                 [  ]  ABSTAIN

4. PROPOSAL TO RATIFY THE ADOPTION OF A KEY EMPLOYEE STOCK OPTION PLAN

       [  ] FOR                [  ] AGAINST                 [  ]  ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: _________________________, 1995 ______________________________________
PLEASE VOTE, SIGN, DATE, AND                    Signature
RETURN THE PROXY CARD USING
THE ENCLOSED ENVELOPE.                 ______________________________________
                                               Signature if held jointly

               [KASH N' KARRY FOOD STORES, INC. LETTERHEAD]




                        November 17, 1995





To our Stockholders:

On behalf of the Board of Directors and management of Kash n' Karry Food Stores, Inc., I cordially invite you to attend the Annual Stockholders Meeting to be held on Wednesday, December 6, 1995 at 9:00 A.M. Eastern Time at the Sheraton Inn Tampa, 4701 E. Hillsborough Avenue, Tampa, Florida.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be an opportunity for questions of general interest to the stockholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

                                   Sincerely yours,


                                   /s/ Ronald E. Johnson
                                   -----------------------
                                   Ronald E. Johnson
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer